SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Act of 1934

Date of Report (Date of earliest event reported) July 26, 1994

USBANCORP, Inc.
(exact name of registrant as specified in its charter)

Pennsylvania        0-12204        25-1424278
(State or other     (commission    (I.R.S. Employer
jurisdiction        File Number)   Identification No.)
of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901
(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A
(Former name or former address, if changed since last report.)



Item 2. Acquisition or Disposition of Assets.

     On July 11, 1994, (the "Effective Date"), USBANCORP, INC. ("USBANCORP"), a Pennsylvania bank holding company, and Johnstown Savings Bank ("JSB"), a Pennsylvania-chartered savings bank, consummated the merger contemplated by the Agreement dated as of November 10, 1993, as amended January 18, 1994 and July 11, 1994, between such parties (the "Agreement").

     On the Effective Date, pursuant to the Agreement, USBANCORP merged JSB with and into United States National Bank in Johnstown ("USNB"), a wholly-owned subsidiary of USBANCORP, with USNB surviving the Merger ("Merger"). The separate existence of JSB ceased, and all property, rights, powers, duties, obligations and liabilities of JSB were automatically transferred to USNB, in accordance with Federal and Pennsylvania law.

     The Merger was treated as a purchase for financial accounting purposes and, in accordance with Paragraph 93 of Accounting Principles Board Opinion No. 16, recorded as if consummated at the close of business on June 30, 1994. The recorded purchase price was based on the average of the closing prices of USBANCORP Common Stock on the NASDAQ/NMS for the ten trading days immediately preceding the Effective Date. The ten day average of USBANCORP's Common Stock was $25.125, which resulted in a final cost of the acquisition being $43.8 million, to be paid by the issuance of 957,857 common shares and $19.7 million in cash. Accounting for the acquisition as a purchase, USBANCORP has recognized newly created core deposit intangibles of $5.7 million and goodwill of $19.2 million and will begin realizing net income immediately from July 1, 1994.

     The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement and historical financial statements of JSB which are incorporated herein by reference.

Item 5. Other Events.

     On the Effective Date, the directors of USBANCORP duly elected and holding office immediately prior to the Effective Date remained as directors of USBANCORP and, in accordance with the Agreement, James C. Dewar and James M. Edwards, Jr., each of whom were directors of JSB immediately prior to the Effective Date, were elected to USBANCORP's Board of Directors (to serve until USBANCORP's 1995 and 1996 annual meeting of shareholders, respectively).

     Further, on the Effective Date, the directors of USNB duly elected and holding office immediately prior to the Effective Date remained as directors of USNB and, in accordance with the Agreement, Messrs. Dewar and Edwards, together with Howard M. Picking, III and Kim W. Kunkle, each of whom were directors of JSB prior to the Effective Date, were elected to USNB's Board of Directors.


     Immediately following the Effective Date, USNB sold Standard Mortgage Corporation ("SMC") of Georgia, a wholly-owned subsidiary of JSB to Community Bancorp, Inc., another wholly - owned subsidiary of USBANCORP. SMC is a mortgage banking company organized under the laws of the State of Georgia and originates and sells residential mortgage loans and services mortgage loans.

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          The financial statements of JSB required by Item 7(a) of Form 8-K are presently being reformatted for filing in accordance with Commission Regulation S-T. Accordingly, USBANCORP will file such financial statements in an amendment to this Form 8-K as soon as practicable. USBANCORP expects that the amendment containing such financial statements will be filed on or about August 10, 1994.

     (b)  Pro Forma financial information.

          USBANCORP is presently preparing the pro forma financial statements required by Item 7(b) of Form 8-K. Accordingly, USBANCORP will file such pro forma information in an amendment to this Form 8-K as soon as practicable. USBANCORP expects that the amendment containing such pro forma financial information will be filed on or about August 10, 1994.

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of November 10, 1993, as amended on January 18, 1994, among USBANCORP, Inc., United States National Bank in Johnstown and Johnstown Savings Bank, (Incorporated herein by reference to Exhibit 2.1 to USBANCORP's Registration Statement on Form S-4 (33-52837), as filed on April 28, 1994).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USBANCORP, Inc.


By /s/Orlando B. Hanselman
Orlando B. Hanselman
Executive Vice President
CFO & Manager of Corporate Services

Date: July 26, 1994